XcelMobility Appoints Jack Zwick to Board of Directors

REDWOOD CITY, CA--(Marketwire -04/18/12)- XcelMobility Inc. (OTC.BB: XCLL.OB - News) (“Xcel” or the “Company”) a developer of high speed web browsing solutions and related performance enhancing products for mobile devices is very pleased to announce and welcome the appointment, effective immediately, of Mr. Jack Zwick, CPA, to its Board of Directors.

Mr. Zwick is a certified public accountant, and founder of IAPA member firm, Zwick & Banyai, PLLC, certified public accountants in Detroit, Michigan.

Mr. Zwick is a former managing partner of the metropolitan Detroit office of Laventhol & Horwath (an international CPA firm). He holds CPA certificates in Michigan, New York and Maryland and was promoted to partner at Laventhol & Horwath in 1973. Mr. Zwick became the managing partner of the Detroit office in 1982. He was also an executive director with Grant Thornton (an International CPA firm).

Over the years, Mr. Zwick has served clients in many industries, focusing on real estate, manufacturing, pharmaceutical, entertainment, recreation, sports franchises, depleting assets, as well as hospitality and service sector organizations. His expertise encompasses accounting and auditing services, especially pertaining to securities work including initial public offerings of corporations and public limited partnerships, plus tax consulting and litigation support.

Mr. Zwick holds a Bachelor of Arts degree in Accountancy and a Master’s of Science in Taxation (a specialty within the MBA program) from Wayne State University. He is a member of the American Institute of Certified Public Accountants and the Michigan Association of Certified Public Accountants and a member of Wayne State University’s Accounting Department Advisory Board. He currently is the Senior Vice President of finance of Sunrise Sports & Entertainment, LLC, owners of the Florida Panthers of the National Hockey League and is the CFO of American Bio Care, Inc. (a public company).

Xcel CEO, Ryan Ge advises, “It’s a pleasure to personally greet Mr. Zwick as he joins our team. His extraordinary career experiences, wealth of relationships and business insights are greatly appreciated and certain to benefit us immensely. As the Company grows, so does our need for increased governance expertise and in this regard we feel certain Mr. Zwick will serve us most capably.”

As part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934, further details of the Company’s business, finances, appointments and agreements are filed with the Securities and Exchange Commission’s (“SEC”) EDGAR database. For more information visit: www.xcelmobility.com.

About XcelMobility Inc. (OTC.BB: XCLL.OB - News)
XcelMobility is a US based company focused on the research, development and commercialization of technologies for mobile internet users. The Company develops innovative products which considerably enhance the internet performance of smartphones, tablets and netbooks when connected to cellular carriers. Due to the vast size of the mobile market in Asia and the inherent propensity to connect to the internet using mobile devices, XcelMobility believes that shareholder value is best served by focusing commercialization efforts in the Asian marketplace prior to a product roll out on a global scale. For more information visit: www.xcelmobility.com.

Notice Regarding Forward-Looking Statements
This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development of new business opportunities, zero operational impact and projected costs, future operations, revenue, profits, gross margins and results of operations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

On Behalf of the Board,
Ryan Ge, Director,
XcelMobility Inc.

Contact:

Summit IR Services, Inc.
E-mail: investors@xcelinfo.com
Telephone: 888-670-9255 (XCLL)
www.xcelmobility.com